Exhibit 99.1

DELTA OIL & GAS ANNOUNCES IMPLEMENTATION
OF 1:5 REVERSE STOCK SPLIT

October 26, 2009 -- Delta Oil & Gas, Inc. (OTCBB: DOIG) today announced that it filed Articles of Amendment to its Articles of Incorporation to effect a previously-approved 1-for-5 reverse stock split of all of its issued and outstanding shares of common stock.  Delta’s shares will trade on the OTC Bulletin Board under the symbol "DLTA" at the start of trading on Tuesday, October 27, 2009 on a 1-for-5 split-adjusted basis.  Delta’s common stock has been assigned a new CUSIP number of 24778R 308.

Additional information about the reverse stock split is available in Delta’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2009 and the Current Report on Form 8-K filed on October 26, 2009.

About Delta Oil & Gas

Delta Oil is an exploration company focused on developing North American oil and natural gas reserves.  Delta Oil’s current focus is on the exploration of its land portfolio comprised of working interests in acreage in King City, California; Southern Saskatchewan, Canada; and South Central, Oklahoma.  As a result of its acquisition of a controlling interest in The Stallion Group, a Nevada corporation, it expanded its property interests to include acreage in the North Sacramento Valley, California.

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Delta Oil’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.   Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2008 and the quarterly reports on Form 10-Q filed subsequently.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Delta Oil & Gas, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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